UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 2006



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


          NEW YORK                    1-4626                  13-1534671
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                       Identification Number)


                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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               (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078


                                       N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Items 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     The Registrant announced on October 18, 2006 that it received notice from a Nasdaq Listing Qualification Panel (the "Panel") granting the Registrant's request for continued listing on The Nasdaq Capital Market subject to certain conditions.

     On December 6, 2006, the Registrant announced that it was notified by the Panel that the Registrant had satisfied the conditions set forth by the Panel and regained compliance with the Nasdaq Marketplace Rules. Accordingly, the Panel determined to continue the listing of the Registrant's securities on The Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits

          99.1 Press Release dated December 6, 2006


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               HARVEY ELECTRONICS, INC.

                           By: /s/ Joseph J. Calabrese
                               -----------------------------------------------
                               Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer and Secretary

Date:  December 6, 2006

For Immediate Release
December 6, 2006


             HARVEY ELECTRONICS GRANTED CONTINUED LISTING BY NASDAQ

Lyndhurst, NJ, December 6, 2006 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVED"), a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area, today announced that on December 1, 2006, the Company received a determination from a Nasdaq Listing Qualification Panel (the "Panel") granting its request for continued listing on The Nasdaq Capital Market. The Panel's determination cited the Company's demonstration of full compliance with all Nasdaq Marketplace Rules.

Martin McClanan, Interim Chief Executive, stated, "With the successful simultaneous conclusion of the $4.0 million equity infusion led by Trinity Investment Partners, and the reverse stock split of our common stock, we have exceeded all NASDAQ listing requirements. As a result, we are extremely pleased to be in compliance with all NASDAQ Marketplace Rules and now look forward to improving shareholder value by reinvigorating our stores, revitalizing our marketing efforts and increasing our comparable store sales results, ultimately striving to improve our overall net operating results."

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the metropolitan New York area. The Company currently operates a total of nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, in Eatontown, New Jersey and our newest store in Bridgewater, New Jersey. The Bang & Olufsen branded store is located in Union Square on 927 Broadway at 21st Street, in Manhattan. The Company also has a Bang & Olufsen showroom within our Harvey retail store in Greenwich, Connecticut.

Audio Video International, a well-respected trade publication, had named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row.

Please visit a Harvey store or one of our Bang & Olufsen showrooms. Also, please inquire about Harvey's custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.

For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.




CONTACTS:

o    Joseph J. Calabrese, Executive Vice President & CFO
     E-mail: jcalabrese@harveyonline.com
     Harvey Electronics, Inc.
     Tel. (201) 842-0078, Fax (201) 842-0317

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